Exhibit 99.1

June 10, 2005

DTE Energy exec to speak at Deutsche Bank Conference

      DETROIT – Nick A. Khouri, DTE Energy vice president and treasurer, will make a presentation at the Deutsche Bank Securities Inc. Electric Power Conference at approximately 3:30 p.m. EDT Tuesday, June 14.

      The conference audio and presentation materials will be available via webcast through a link on DTE Energy’s website at www.dteenergy.com/investors. The webcast replay will be available and archived on the website.

      DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. DTE Energy’s largest operating subsidiaries are Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, and MichCon, a natural gas utility serving 1.2 million customers in Michigan. Information about DTE Energy is available at www.dteenergy.com.

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For Further Information:

Scott Simons	Lorie N. Kessler
(313) 235-8808	(313) 235-8807